UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        July 10, 2009

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 10, 2009, Las Vegas Sands Corp. (“LVSC”) and its wholly-owned subsidiary, Las Vegas Sands, LLC (together with LVSC, the “Company), entered into an employment agreement (the “Employment Agreement”) with Robert G. Goldstein, pursuant to which Mr. Goldstein will serve as the Company’s Executive Vice President and as the President of the Company’s wholly-owned subsidiary, Venetian Casino Resort, LLC. Mr. Goldstein has served as LVSC’s Senior Vice President since August 2004. He has been the Senior Vice President of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since December 1995.

On July 10, 2009 (the “Effective Date” of the Employment Agreement), the prior employment agreement between the Company and Mr. Goldstein, dated as of November 18, 2004 and amended as of December 31, 2008, was terminated.

Pursuant to the Employment Agreement, Mr. Goldstein will have such powers, duties and responsibilities as are generally associated with his office and will report directly to the Company’s Chief Operating Officer, subject to change at the Company’s sole discretion. The Employment Agreement expires on December 31, 2011 (the “Initial Term”), and may only be extended upon the mutual written agreement of both the Company and Mr. Goldstein.

Under the Employment Agreement, Mr. Goldstein will receive an annual base salary of $1,500,000. He will also be eligible to receive a discretionary bonus of a maximum of $250,000 in each of the 2010 and 2011 calendar years. Pursuant to the Employment Agreement, on July 10, 2009, Mr. Goldstein was granted options to purchase 500,000 shares of LVSC common stock under the Company’s 2004 Equity Award Plan. Options to purchase 250,000 shares will vest on each of January 1, 2010 and January 1, 2011. The options will expire on July 9, 2019.

In addition, if Mr. Goldstein remains continuously employed with the Company through December 31, 2011, then upon termination of his employment with the Company at or following that date, Mr. Goldstein shall be entitled to receive accelerated vesting of all awards of stock options and restricted stock that were outstanding as of the Effective Date.

Mr. Goldstein will be entitled to receive perquisites and employee benefits generally made available to the Company’s other similarly situated senior executives. Mr. Goldstein also will be entitled to travel first class on commercial airlines on all Company business trips. Further, at the Company’s sole cost and expense, Mr. Goldstein’s wife may accompany him on at least two trips to Asia each year. In addition, Mr. Goldstein will be entitled to receive other employee benefits generally made available to the Company’s employees.

In the event that Mr. Goldstein’s employment is terminated by the Company for “Cause” (as defined in the Employment Agreement), Mr. Goldstein will be entitled to receive: (i) base salary through the date of termination of employment; (ii) reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and (iii) such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein’s employment is terminated by the Company without Cause (and other than due to death or Disability (as defined in the Employment Agreement), Mr. Goldstein will be entitled to receive: (i) continuation of his base salary for 12 months following termination of employment (or, if shorter, the remainder of the Initial Term); (ii) reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and (iii) such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein terminates his employment with the Company due to a Change in Control (as defined in the Employment Agreement), then he will be entitled to receive (i) all accrued and unpaid base salary and bonus(es) through the date of termination; (ii) a lump sum payment of two (2) times the sum of (x) the base salary and (y) the Guaranteed Bonus payable in the year of termination; (iii) accelerated vesting of all equity awards (including awards of stock options and shares of restricted stock outstanding as of the Effective Date and the awards of stock options under the Employment Agreement) so that all such awards are fully vested as of the date of termination; and (iv) continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination.

In the event that Mr. Goldstein voluntarily terminates his employment with the Company due to Sheldon G. Adelson not serving as Chief Executive Officer of the Company and Chairman of the Board, he shall be entitled to receive: (i) base salary through the date of termination of employment; (ii) reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and (iii) such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event Mr. Goldstein’s employment with the Company is terminated due to his death or Disability, Mr. Goldstein or his estate, as the case may be, shall be entitled to receive: (i) continuation of his base salary for 12 months following termination of employment (or, if shorter, the remainder of the Initial Term), less any short term disability insurance proceeds he receives during such period in the event termination of his employment is due to his Disability; (ii) accelerated vesting of all equity awards (including awards of stock options and shares of restricted stock outstanding as of the Effective Date and the awards of stock options under the Employment Agreement) such that the portion of each such award that would have vested during the twelve (12) month period following the date of termination had Mr. Goldstein remained employed during such period shall be immediately vested as of the date of termination; (iii) reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and (iv) such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

Mr. Goldstein’s Employment Agreement may not be amended, changed or modified except by a written document signed by each of the parties.

During 2008, a subsidiary of the Company performed work at home owned by Mr. Goldstein. The Company’s cost and overhead for the job was $364,000. Mr. Goldstein believes and the Company agrees that some of the work was not performed in an appropriate manner. The Company and Mr. Goldstein are working together to determine the amount that may be due.

On July 14, 2009, LVSC issued a press release announcing Mr. Goldstein’s appointment as the Company’s Executive Vice President and as the President of the Venetian Casino Resort, LLC. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

EXHIBIT

NUMBER	DESCRIPTION
99.1	Press release, dated July 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 14, 2009

LAS VEGAS SANDS CORP.
By:	/s/ J. Alberto Gonzalez-Pita
Name: J. Alberto Gonzalez-Pita Title: Senior Vice President and General Counsel